Exhibit 99-1

Good evening,

I want to share with you a new development in the MIPS acquisition process.

This evening, we issued a press release announcing that MIPS has entered into an amendment to our merger agreement with Imagination. This follows receipt of a definitive proposal from CEVA. The details are outlined in the press release on the MIPS website here.

Please continue with business as usual, and also please remember to get prior approval from Gail or Giddy before communicating with anyone at CEVA or Imagination. Thanks!

Best regards,

Sandeep